Exhibit 23.2
Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in this Registration Statement (Form S-4) and related Prospectus of New Home Company Inc. for the registration of $325,000,000 of 7.250% Senior Notes due 2022 and to the incorporation by reference therein of: (i) our report dated February 22, 2017, with respect to the financial statements of TNHC Newport LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (ii) our report dated February 22, 2017, with respect to the financial statements of TNHC Meridian Investors LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (iii) our report dated February 27, 2015, with respect to the consolidated financial statements of LR8 Investors, LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; (iv) our report dated February 27, 2015, with respect to the consolidated financial statements of Larkspur Land 8 Investors LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission; and (v) our report dated February 22, 2017, with respect to the financial statements of TNHC-HW Foster City LLC, included in the Annual Report (Form 10-K) of The New Home Company Inc. for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Irvine, California
August 2, 2017